Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT. THE REDACTIONS ARE INDICATED WITH “[**]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (“Agreement”) is executed on November 16, 2017 by and between Praj Industries Ltd. (CIN L27101PN1985PLC038031) a company incorporated under the laws of India, (“Praj”), with its registered office located at “Praj Tower” 274 & 275/2, Bhumkar Chowk-Hinjewadi Road, Hinjewadi, Pune 411057, India and Gevo, Incorporated (a company incorporated under the laws of the State of Delaware in the United States, with offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112, USA) , (“Gevo”).

WHEREAS:

A.	The Parties have executed a Joint Development Agreement dated November 6, 2015 (“JDA”) under which Gevo and Praj identified their respective roles in: (i) developing process design packages (“PDPs”) for the production of renewable isobutanol from certain feedstocks , namely, sugarcane juice, sugarcane syrup, sugarcane molasses, sugar beet juice, sugar beet syrup, sugar beet molasses, cassava, rice, wheat sorghum and cellulosic sugars (“Feedstock”), and (ii) providing services to isobutanol plant operators utilizing the PDPs and other intellectual property rights (“IP”) licensed by Gevo to such plant operators ;

B.	Whilst, the JDA was valid till November 6, 2017, the Parties are desirous of continuing with the relationship for a further period as agreed herein and have agreed to restate the terms of the JDA;

THE PARTIES AGREE AS FOLLOWS:

1	The JDA terms are restated pursuant to this Agreement and the Parties agree to continue abiding by the said terms of the JDA with effect from November 7, 2017 till March 31, 2018.

2	The Parties have agreed that Praj is to [**].

3	The Parties have agreed to co-operate and agree to a draft commercial agreement enumerating the terms for commercializing the PDPS developed pursuant to the JDA.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written hereinabove.

Praj Industries Ltd.	Gevo, Inc.

By:	/s/ Atul Mulay	By:	/s/ Patrick Gruber
Name: Mr. Atul Mulay		Name: Patrick Gruber
Title: President-SBU Bio-Energy		Title: CEO

Witness:	/s/ Amol Smith	Witness:	/s/ Chris Ryan

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.